Exhibit 4.4

SUPPLEMENTAL INDENTURE, dated as of January 10, 2018 (this “Supplemental Indenture”), by and among Scientific Games International, Inc., a Delaware corporation (the “Issuer”), the Guarantors (as defined in the indenture referred to herein), Scientific Games Corporation, a Nevada corporation formerly known as SG Nevada Merger Company (the “Successor Entity”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as successor trustee (the “Trustee”).

WHEREAS, the Issuer, the original Guarantors and the Trustee executed an Indenture, dated as of August 20, 2012, as amended and supplemented (the “Indenture”), relating to the Issuer’s 6.250% Senior Subordinated Notes due 2020;

WHEREAS, on September 18, 2017, Scientific Games Corporation, a Delaware corporation (“SGMS”), entered into an Agreement and Plan of Merger with the Successor Entity, providing for the merger of SGMS with and into the Successor Entity, with the Successor Entity surviving the merger, for the sole purpose of changing SGMS’s state of incorporation from Delaware to Nevada;

WHEREAS, Section 5.01 of the Indenture provides, among other things, that the Successor Entity must assume, pursuant to a supplemental indenture, the due and punctual payment of the principal of and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities and the Indenture applicable to SGMS;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, except as otherwise defined herein in this Supplemental Indenture, capitalized terms used in this Supplemental Indenture have the meanings specified in the Indenture;

NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities, as follows:

ARTICLE ONE

 AMENDMENT

Section 1.01.  Amendment.  The Successor Entity hereby agrees pursuant to Section 5.01 of the Indenture to assume all of the obligations of SGMS under the Securities and the Indenture and to become a Guarantor bound by the Guarantee of the Securities on the terms set forth in Article Eleven of the Indenture.

ARTICLE TWO

 MISCELLANEOUS PROVISIONS

Section 2.01.  Indenture.  Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all their terms shall remain in full force and effect.

Section 2.02.  Trustee’s Disclaimer.  The Trustee shall not be responsible for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Successor Entity.

Section 2.03.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 2.04.  Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but all of them together shall represent the same agreement.

Section 2.05.  Headings.  The Article and Section headings in this Supplemental Indenture are for convenience only and shall not affect the construction of this Supplemental Indenture.

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SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

Issuer:

SCIENTIFIC GAMES INTERNATIONAL, INC.

By:	/s/ Michael A. Quartieri
Name: Michael A. Quartieri
Title: Executive Vice President, Chief Financial Officer,
Secretary and Treasurer

Additional Guarantor:

SCIENTIFIC GAMES CORPORATION, a Nevada corporation

By:	/s/ Michael A. Quartieri
Name: Michael A. Quartieri
Title: Executive Vice President, Chief Financial Officer,
Treasurer and Corporate Secretary

Existing Guarantors:

BALLY GAMING, INC.
BALLY TECHNOLOGIES, INC.
SCIENTIFIC GAMES PRODUCTS, INC.
SCIENTIFIC GAMES SA, INC.
SG GAMING NORTH AMERICA, INC.
WILLIAMS ELECTRONICS GAMES, INC.

By:	/s/ Michael A. Quartieri
Name: Michael A. Quartieri
Title: Treasurer and Secretary

Signature Page to Supplemental Indenture-2020 Notes

GO FOR A MILLION PRODUCTIONS, LLC
SCIENTIFIC GAMES PRODUCTIONS, LLC
SCIENTIFIC GAMES DISTRIBUTION, LLC

By: SG Gaming North America, Inc., as its Sole Member

By:	/s/ Michael A. Quartieri
Name: Michael A. Quartieri
Title: Treasurer and Secretary

BALLY PROPERTIES EAST, LLC
BALLY PROPERTIES WEST, LLC
SHFL PROPERTIES, LLC

By: Bally Gaming, Inc., as its Sole Member

By:	/s/ Michael A. Quartieri
Name: Michael A. Quartieri
Title: Treasurer and Secretary

MDI ENTERTAINMENT, LLC
SCIENTIFIC GAMES NEW JERSEY, LLC

By: Scientific Games International, Inc., as its Sole Member

By:	/s/ Michael A. Quartieri
Name: Michael A. Quartieri
Title: Executive Vice President, Chief Financial Officer,
Secretary and Treasurer

LAPIS SOFTWARE ASSOCIATES, L.L.C.

By: Scientific Games International, Inc., as its Sole Shareholder and Member

By:	/s/ Michael A. Quartieri
Name: Michael A. Quartieri
Title: Executive Vice President, Chief Financial Officer,
Secretary and Treasurer

Signature Page to Supplemental Indenture-2020 Notes

Trustee:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
a New York banking corporation

By: Deutsche Bank National Trust Company

By:	/s/ Chris Niesz
Print Name:	Chris Niesz, Assistant Vice President
Its:	Authorized Signatory

By:	/s/ Kathryn Fischer
Print Name:	Kathryn Fischer, Assistant Vice President
Its:	Authorized Signatory

Signature Page to Supplemental Indenture-2020 Notes